Exhibit 10.13(d)
Fourth Amendment to the
Sterling Chemicals, Inc.
Amended and Restated Hourly Paid Employees’ Pension Plan
          Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Amended and Restated Hourly Paid Employees’ Pension Plan (the “Existing Plan”);
          Whereas, pursuant to Section 16.1 of the Existing Plan, the Corporation has the right to amend the Existing Plan in certain respects; and
          Whereas, the Corporation, as plan sponsor, desires to, and hereby elects to, modify the Existing Plan as provided in this Fourth Amendment to Amended and Restated Hourly Paid Employees’ Pension Plan (this “Amendment”);
          Now, Therefore, the Existing Plan is hereby amended as follows:
          Section 1. Amendment of Section 6.2 of the Existing Plan. Section 6.2 of the Existing Plan is hereby amended to read in its entirety as follows:
     6.2 Amount
An eligible Participant’s monthly early retirement benefit shall be equal to his vested Accrued Benefit on his Early Retirement Date; provided, however, that the amount of such benefit shall be adjusted as provided below:
(a)	Except as otherwise provided in paragraphs (b) and (c) below, the amount of such benefit shall be reduced by 1/4 of one percent for each full calendar month by which his Annuity Starting Date precedes his Normal Retirement Date.

(b)	If a Participant attains the age 55 prior to the termination of his employment with the Employer and the sum of a Participant’s age and years of Service equals or exceeds 80 as of the first day of the month next following the month in which his employment terminates, the reduction in clause (a) above will not apply on his Early Retirement Date.

(c)	If a Participant is between the ages of 54 and 55 and is involuntarily terminated by an Employer, other than for cause, as part of the formal reduction in force or layoff program during the first calendar quarter of 2010, such Participant will continue to receive Service credit until he attains the age of 55 and, if at the time such Participant attains the age of 55, the sum of such Participant’s age and years of Service equals or exceeds 80, the reduction in clause (a) above will not apply on his Early Retirement Date.
If an eligible Participant elects to receive his early retirement benefit while continuing in active employment, as permitted under Section 6.1, the amount of the benefit payable to the Participant shall be determined in accordance with the provisions of this Section based upon the Participant’s age and years of Service as of his Early Retirement Date. The amount of such benefit shall not be adjusted during the term of the Participant’s employment.
A Participant’s vested interest in his Accrued Benefit shall be determined in accordance with the schedule provided in Section 7.1.
          Section 2. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. This Amendment shall supersede any provisions of the Existing Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” or “the Plan” shall mean and be a reference to the Existing Plan as amended hereby.
          Section 3. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing Plan) and their successors and assigns and upon the participants in the Existing Plan and their respective heirs, executors, personal representatives, administrators, successors and assigns.
          Section 4. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
          Section 5. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
          In Witness Whereof, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized effective as of January 1, 2010.

Sterling Chemicals, Inc.

Kenneth M. Hale, Senior Vice President and
General Counsel